EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

AdStar, Inc.
Marina Del Rey, California

      We hereby consent to the incorporation by reference in the prospectus constituting a part of this Registration Statement on Form S-3 of our report dated March 28, 2003, relating to the financial statements of AdStar, Inc. appearing in the company's Annual Report on Form 10-KSB for the year ended December 31, 2002. We also consent to the reference to us under the heading "Experts" in the prospectus.


/s/BDO Seidman, LLP
-------------------
BDO Seidman, LLP

Los Angeles, California
October 16, 2003